New England Business Service, Inc.
         Statement Re Computation of Per Share Earnings
              (In Thousands Except Per Share Data)


                           Exhibit 11
                           ----------

                                                 Quarter Ended
                                              September 28, 1996
                                        ------------------------------
                                        Primary          Fully Diluted
                                        -------          -------------
Shares
------

Weighted Average Shares
  of Common Stock                        13,755              13,755

Add:
  Common Stock Equivalents
    in the form of Stock Options             73 (1)              47 (1)
                                        -------             -------
Weighted Average Common Stock
  and Common Stock Equivalents           13,828              13,802
                                        =======             =======

Earnings
--------

Earnings per Consolidated
  Statement of Income                   $   678             $   678
                                        =======             =======

Earnings per Share                      $   .05             $   .05
                                        =======             =======


(1) Amount considered immaterial for inclusion in earnings per share calculation as defined in Accounting Principles Board Opinion No. 15.